                                                                   EXHIBIT 10(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 29 to Registration Statement No. 33-43773 of Merrill Lynch Life Variable Annuity Separate Account A on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated February 27, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph for the change in accounting method in 2004 for long-duration contracts to conform to Statement of Position 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Non-Traditional Long Duration Contracts and for Separate Accounts"), and (ii) Merrill Lynch Life Variable Annuity Separate Account A dated March 31, 2006, and (iii) Merrill Lynch Life Variable Annuity Separate B dated March 31, 2006, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, which are a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, New York
April 21, 2006